Exhibit 99.1

Regions Financial Corporation ID: 63-0589368 Regions Center 1900 Fifth Avenue North Birmingham, AL 35203

Notice of Grant of Restricted Stock Unit Award

NAME

Grant Number:	XXXXXX
Plan:	2006
ID:	XXXXXXXX

Effective DATE, you have been granted an award of XXXX restricted Stock Units over common stock of Regions Financial Corporation (the “Award”). These units are subject to the terms and conditions of the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan (the “Plan”) and the attached Restricted Stock Unit Award Agreement (the “Award Agreement”).

Except as otherwise provided in the Award Agreement or the Plan, the Award will vest on the date shown below:

SHARES	FULL VEST
XXXX	[Date]

By your signature below, you and Regions agree that this Award is granted under, governed by, and subject to, the terms and conditions of the Plan and the Award Agreement, which is attached hereto and made a part of this Notice of Grant.

Signature	Date

Please sign one copy of this Notice of Grant and return it to Executive Compensation, BRC- 16 in the enclosed pre addressed interoffice envelope.